Exhibit 10.1

Anjac Fashion Buildings
819 Santee Street, Mezzanine Floor
Los Angeles, CA 90014
Tel (213) 626-5321 • Fax (213) 622-1939

AMENDMENT #1 LEASE RENEWAL
Bar-Code World Inc. Patrick Emmanuel Bertagna 117 W. 9th Street Rooms 1213-1218 Los Angeles, California 90015	December 27, 2007

That certain Lease Agreement dated December 7, 2004, and subsequent Month to Month Rent Increase Notice dated May 16, 2007 by and between Bar-Code World Inc. & Patrick Emmanuel Bertagna as Lessee and Anjac Fashion Buildings as Lessor for the Premises more particularly described as 117 W. 9th Street, Rooms 1213-1218, Los Angeles, California is hereby amended as follows:

1.  The Lease for Rooms 1213-1218 shall be renewed on a two (2) year basis commencing January 1, 2008 and expiring December 31, 2009. The monthly rate shall be as follows:

January 1, 2008 thru December 31, 2008 rent shall be $705.00 per month
January 1, 2009 thru December 31, 2009 rent shall be $725.00 per month

2. The Security Deposit held on account in the amount of $705.00 shall be increased by $20.00 so that the entire

Security Deposit held on account shall be $725.00. Upon execution of this Lease Amendment, Lessee shall deliver to Lessort an additional Security Deposit in the amount of $20.00.

3. In consideration of Lessee renewing its Lease on a two (2) year basis, Lessor shall perform the following work:

A) Lessor shall paint the entire Premises excluding the floor in a commercial shade of white determined Lessor.

B) Lessor shall install 2 new window air conditioning units.

C) Lessor shall install approximately 80 yards of new charcoal grey color carpet.

D) Lessee shall be responsible for moving the furniture to allow the paint and carpet installation to be performed.

4. Lessee shall reimburse Lessor $1,800.00 for the Tenant Improvement work performed in the Premises as described above in three (3) equal payments of $800.00 each commencing January 1, 2008 and ending March 1, 2008.

In no way will this Amendment change any of the other covenants and restrictions as described in said-mentioned Lease.

BAR-CODE WORLD INC & PATRICK EMMANUEL BERTAGNA (LESSEE)

By: /s/ Patrick Emmanuel Bertagna Patrick Emmanuel Bertagna, President	Dated 11/10/02

By: /s/ Patrick Emmanuel Bertagna Patrick Emmanuel Bertagna	Dated: 1/10/02

ANJAC FASHION BUILDINGS (LESSOR)

By: /s/ Steve Needleman Steve Needleman	Jan 11 2008